UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 23, 2008
Date of Report (Date of earliest event reported)

MOBIVENTURES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51855	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sunnyside, Brinkworth, Chippenham Wiltshire, England SN15 5BY
(Address of principal executive offices)

+44 (0) 7740 611 413
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2008 (the "Execution Date"), Mobiventures Inc., a Nevada corporation (the "Company") entered into an agreement (the "Amendment") with Christopher Beck, an individual ("Beck"), Christopher Jackson, an individual ("Jackson"), Julia McNally, an individual ("McNally"), Matthew Rahman, an individual ("Rahman"), Caroline Walton, an individual ("Walton", and together with Beck, Jackson, McNally and Rahman, the "Managers"), South East Growth Fund Limited Partnership, an English limited partnership ("SEGF"), Avonglen Limited ("Avonglen"), Peter Dingley, an individual ("Dingley"), Richard Guppy, an individual ("Guppy"), Duncan Revolta, an individual ("Revolta"), William Harris, an individual ("Harris"), Kathryn Wilson, an individual ("Wilson", and together, with Avonglen, Dingley, Guppy, Revolta, and Harris, the "Remaining Shareholders"), and New Visions Mobile Limited, an English company ("New Visions"), in which all parties to the Amendment (the "Parties") agreed to amend the original agreement between the Parties (the "Original Agreement", and as combined with the Amendment, the "Agreement") with respect to the terms described below.

Pursuant to the Agreement, the Company agreed to subscribe for an aggregate of 1,258,588 shares of New Visions' common stock (the "Subscription Shares") by (i) making an initial payment of £25,000 to New Visions in exchange for 100,087 shares of New Visions' common stock (ii) delivering £250,000 to New Visions on the Execution Date in exchange for 1,053,610 shares of New Visions' common stock, and (iii) delivering £25,000 to New Visions by November 23, 2008 in exchange for 104,882 shares of New Visions' common stock. Following the issuance of the Subscription Shares as described in items (i), (ii) and (iii) of this paragraph, the Company will hold twenty-five percent (25%) of the issued and outstanding shares of New Visions’ capital stock.

Pursuant to the Agreement, the Managers, SEGF and the Remaining Shareholders have agreed not to enter into any discussions for, or to effect, the sale of their shares of New Visions' common stock for a period of six (6) months. Also, subsequent to the payment by the Company described in item (iii) of the preceding paragraph, the Managers, SEGF and the Remaining Shareholders have agreed to grant to the Company an exclusive right, lasting for a period of twelve (12) months, to acquire all of the shares of New Visions’ common stock owned by the Managers, SEGF and the Remaining Shareholders (the "Remaining Shares"). Such exclusive right to purchase the Remaining Shares may be exercised by the Company by serving a written notice to New Visions followed, within the subsequent twenty-eight (28) day period, by the negotiation and execution of a stock purchase agreement between the parties (the “SPA”). Schedule 3 of the Agreement sets forth certain terms, agreed to by the parties, that shall be included in the SPA; specifically that the Company shall pay for the Remaining Shares by tendering to the Remaining Shareholders, (i) £1,000,000, fifty percent (50%) of which shall be paid in cash with the remainder paid in shares of the Company’s common stock, (ii) ninety percent (90%) of New Visions’ EBITDA calculated as of the first (1st) anniversary of the closing of the SPA, sixty percent (60%) of which shall be paid in cash with the remainder paid in shares of the Company’s common stock, (iii) fifty percent (50%) of New Visions’ EBITDA calculated as of the second (2nd) anniversary of the closing of the SPA, sixty percent (60%) of which shall be paid in cash with the remainder paid in shares of the Company’s common stock, and (iv) twenty-five percent of New Visions’ EBITDA calculated as of the third (3rd) anniversary of the closing of the SPA, fifty percent (50%) of which shall be paid in cash with the remainder paid in shares of the Company’s common stock.

Pursuant to the Agreement, the Company will be entitled to appoint a member of New Visions' board of directors. New Visions and the Managers have agreed to certain undertakings with respect to the management of New Visions and the conduct of the Managers, as well as other general terms, as described in the Original Agreement and Amendment which are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

In connection with funding the acquisition of the Subscription Shares, the Company entered into an unsecured convertible promissory note, dated September 16, 2008 (the “Note”), with Tetra (Executive) Pension Scheme (“Tetra”) whereby, in exchange for the receipt of £200,000, the Company agreed to pay to Tetra, on or before August 31, 2010 (the “Maturity Date”), £200,000 (the “Principal Balance”) and accrued interest on the Principal Balance at a fixed rate equal to twenty-five percent (25%) per year. The Company may pay the amounts owed under the Note in whole or in part at any time without any prepayment penalty. Pursuant to the terms of the Note, the Company agreed that if it intends to offer more favorable terms to another party with respect to an instrument similar to the Note, the Company must provide prior written notice of such offer to Tetra and afford Tetra the option to accept the offer.

Certain events of default are described under the Note (each, an “Event of Default”), specifically: (i) if any amounts required to be paid under the Note have not been paid by the Company as of the Maturity Date, (ii) if any involuntary bankruptcy proceedings are initiated with respect to the Company and remain active after forty-five (45) days, or (iii) if the Company voluntarily initiates or consents to any bankruptcy proceedings. If an Event of Default occurs, the entire Principal Balance shall become immediately due and payable to Tetra (at Tetra’s option), and Tetra shall have the right to convert the amount due into an equivalent amount of shares of the Company’s common stock at a discount of fifty percent (50%) of its average closing price for the thirty (30) days prior to the conversion date.

With respect to any unpaid amounts due under the Note after the Maturity Date, the Company must pay penalties in the form of interest at five percent (5%) in addition to the original fixed rate of twenty-five percent (25%), totaling interest of thirty-percent (30%) per year on the Principal Balance outstanding, until satisfaction of the balance owed at a monthly rate of ten percent (10%) of the Principal Amount plus accrued interest. The Note is attached hereto as Exhibit 99.3.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 herein above.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 herein above.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

Exhibit Number	Description of Exhibit	Location
99.1	Agreement dated July 23,, 2008 between Mobiventures Inc., New Visions Mobile Limited, and the other parties named therein	Provided herewith
99.2	Agreement dated September 23, 2008, amending the Agreement dated July 23, 2008, between Mobiventures Inc., New Visions Mobile Limited, and the other parties named therein	Provided herewith
99.3	Unsecured Convertible Promissory Note dated September 16, 2008, between Mobiventures Inc. and Tetra (Executive) Pension Scheme	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIVENTURES INC.

Date: September 29, 2008	/s/ Nigel Nicholas
Nigel Nicholas
Chief Executive Officer